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                                                               EXHIBIT 99.(d)(4)

                    MORGAN STANLEY VARIABLE INVESTMENT SERIES

                    AMENDED & RESTATED DISTRIBUTION AGREEMENT

       AGREEMENT made as of the 31st day of May, 1997, and amended as of February 24, 2000, and as further amended as of July 31, 2003, between Morgan Stanley Variable Investment Series, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "TRUST"), and Morgan Stanley Distributors Inc., a Delaware corporation (the "DISTRIBUTOR"):

                              W I T N E S S E T H:

       WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), as a diversified open-end investment company and it is in the interest of the Trust to offer its shares for sale continuously, and

       WHEREAS, the Trust and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each Portfolio of the Trust's transferable shares of beneficial interest, of $.01 par value (the "SHARES"), in order to promote the growth of the Trust and facilitate the distribution of its shares, and

       WHEREAS, the Trust has entered into a Distribution Agreement with the Distributor dated May 31, 1997, as amended on February 24, 2000 (the "Agreement"), and

       WHEREAS, this Agreement amends and restates in its entirety, the Agreement to reflect the elimination of provisions that the Trust's shares are to be exclusively offered to Northbrook Life Insurance Company, Allstate Life Insurance Company of New York and to Paragon Life Insurance Company, and

       WHEREAS, the Board of Trustees of the Trust approved this Agreement in compliance with and in the manner specified in Section 10 of this Agreement.

       NOW, THEREFORE, the parties agree as follows:

       Section 1. (a) APPOINTMENT OF THE DISTRIBUTOR. The Trust hereby appoints the Distributor as the principal underwriter and distributor of the Trust to sell Shares to insurance companies to be held in their separate accounts pursuant to various annuity contracts and variable life insurance policies (the "Insurance Companies"), on the terms set forth in this Agreement and the Trust's prospectus (defined below), and the Distributor hereby accepts such appointment and agrees to act hereunder. The Trust, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

       (b) The Distributor agrees to purchase Shares, as principal for its own account, from each Portfolio of the Trust and to sell Shares as principal to investors and Insurance Companies, upon the terms described herein and in the Trust's prospectus (the "PROSPECTUS") included in the Trust's registration statement (the "REGISTRATION STATEMENT") most recently filed from time to

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time with the U.S. Securities and Exchange Commission (the "SEC") and effective under the Securities Act of 1933, as amended (the "1933 ACT"), and 1940 Act or as said Prospectus may be otherwise amended or supplemented and filed with the SEC pursuant to Rule 424 under the 1933 Act.

       Section 2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive principal underwriter and distributor of the Trust, except that the exclusive rights granted to the Distributor to sell the Shares shall not apply to Shares issued by the Trust: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Trust or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Trust; or
(ii) pursuant to reinvestment of dividends or capital gains distributions; or
(iii) pursuant to the reinstatement privilege afforded redeeming shareholders.

       Section 3. PURCHASE OF SHARES FROM THE TRUST. (a) The Distributor shall have the right to buy from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares placed with the Distributor by the Insurance Companies. The price which the Distributor shall pay for the Shares so purchased from the Trust shall be the net asset value, determined as set forth in the Prospectus.

       (b) The Shares are to be resold by the Distributor at the same net asset value to the Insurance Companies for which the Distributor paid to the Trust for such Shares and at cost, as set forth in the Prospectus.

       (c) The Trust shall have the right to suspend the sale of the Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. The Trust shall also have the right to suspend the sale of the Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal or New York authorities, or if there shall have been some other extraordinary event which, in the judgment of the Trust, makes it impracticable to sell the Shares.

       (d) The Trust, or any agent of the Trust designated in writing by the Trust, shall be promptly advised of all purchase orders for Shares received by the Distributor. The Distributor will confirm orders upon their receipt, and the Trust (or its agent) upon receipt of payment therefor and instructions will deliver such Shares or a statement confirming the issuance of Shares. Payment shall be made to the Trust in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Trust (or its agent).

       Section 4. REPURCHASE OR REDEMPTION OF SHARES. (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Trust agrees to redeem the Shares so tendered in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value determined as set forth in the Prospectus. All payments by the Trust hereunder shall be made in the manner set forth below.

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       Upon any redemption of Shares, the Trust shall pay the total amount of the redemption price in accordance with applicable provisions of the Prospectus in New York Clearing House funds.

       (b) Redemption of Shares or payment by the Trust may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

       Section 5. DUTIES OF THE TRUST. (a) The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Trust and examined by independent accountants. The Trust shall, at the expense of the Distributor, make available to the Distributor such number of copies of the Prospectus as the Distributor shall reasonably request.

       (b) The Trust shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to register Shares under the 1933 Act, to the end that there will be available for sale such number of shares as investors may reasonably be expected to purchase.

       (c) The Trust shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Trust.

       Section 6. DUTIES OF THE DISTRIBUTOR. (a) The Distributor shall sell shares of the Trust to the Insurance Companies as orders are received, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not exclusive and it is understood that the Distributor acts as principal underwriter for other registered investment companies and intends to do so in the future.

       (b) The Distributor shall not give any information or make any representations, other than those contained in the Registration Statement or related Prospectus and any sales literature specifically approved by the Trust.

       (c) The Distributor agrees that it will comply with the terms and limitations of the Conduct Rules of the National Association of Securities Dealers, Inc.

       Section 7. PAYMENT OF EXPENSES. (a) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement (except such expenses as are specifically undertaken herein by the Trust). It is understood and agreed that, so long as the Trust's Amended and Restated Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act ("RULE 12b-1 PLAN") continues in effect, any expenses incurred by the Distributor hereunder may be paid in accordance with the terms of such Rule 12b-1 Plan.

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       (b)    The Trust shall bear all costs and expenses of the Trust,
including fees and disbursements of its counsel and independent accountants, in connection with the preparation and filing of any required Registration Statements and Prospectuses and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses, annual or interim reports or proxy materials to contract owners of the variable annuity contracts and flexible premium variable life insurance contracts.

       (c) If deemed necessary or advisable to qualify the Shares for sale under state securities laws, the Trust shall bear the cost and expenses of qualification and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification pursuant to Section 5(c) hereof.

       Section 8. INDEMNIFICATION. (a) The Trust shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Trust, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Trust in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Trust or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Trust to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Trust will be entitled to participate at its own expense in the defense, or if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional

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counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of the Shares.

       (b) (i) The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Trust in writing by or on behalf of the Distributor for use in connection with the Registration Statement or related Prospectus, as from time to time amended, or the annual or interim reports to shareholders; and as the result of willful misfeasance, bad faith or negligence of the Distributor in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

       (ii) The Distributor shall indemnify and hold harmless the Trust, the Trust's transfer agent, individually and in its capacity as the Trust's transfer agent, and the Trust's investment manager from and against any claims, damages and liabilities which arise as a result of actions taken pursuant to instructions from, or on behalf of, the Distributor to: (1) redeem all or a part of shareholder accounts in the Trust and pay the proceeds to, or as directed by, the Distributor for the account of each shareholder whose Shares are so redeemed and (2) register Shares in the names of investors, confirm the issuance thereof and receive payment therefor.

       (iii) In case any action shall be brought against the Trust or any person so indemnified by this subsection 8(b) in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 8.

       Section 9. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall remain in force until April 30, 2004 and from year to year thereafter, provided such continuance is approved at least annually by (i) the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, cast in person or by proxy, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

       This Agreement may be terminated at any time without the payment of any penalty, by the Board of Trustees of the Trust, by a majority of the Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in this Agreement or any agreement related thereto, or by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

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       The terms "vote of a majority of the outstanding voting securities,"
"assignment" and "interested person," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

       Section 10. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Trust, or by the vote of a majority of outstanding voting securities of the Trust, and (ii) a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in any agreement related thereto, cast in person at a meeting called for the purpose of voting on such approval.

       Section 11. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the 1940 Act, the latter shall control.

       Section 12. PERSONAL LIABILITY. The Declaration of Trust establishing the Trust, dated February 24, 1983, a copy of which, together with all amendments thereto (the "DECLARATION"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Variable Investment Series refers to the Trustees under the Declaration collectively as Trustees but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Variable Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Variable Investment Series, but the Trust estate only shall be liable.

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       IN WITNESS WHEREOF, the parties hereto have caused this Agreement, as amended, to be duly executed on July 31, 2003.

                                        MORGAN STANLEY VARIABLE
                                        INVESTMENT SERIES


                                        By: /s/ Barry Fink
                                           ------------------------------------

                                        MORGAN STANLEY DISTRIBUTORS INC.


                                        By: /s/ John B. Kemp III
                                           ------------------------------------
                                                John B. Kemp III

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